Exhibit 10.10g

Execution Version

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

SECOND AMENDMENT TO

THE AMENDED AND RESTATED

CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 11, 2014 (the “Amendment Effective Date”), is by and among SOLARCITY CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto as lenders (the “Lenders”), the Administrative Agent, and Bank of America Merrill Lynch, as sole lead arranger and sole book manager, are parties to that certain Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

AMENDMENTS TO CREDIT AGREEMENT

Section 1.01 New Definitions. The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Backlever Financing Commitment” means with respect to a Backlever Financing, the amount equal to the Lender’s or Lenders’, as the case may be, commitment to advance funds pursuant to such Backlever Financing.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Execution Version

“FinCo” means SolarCity Finance Company LLC, a Delaware limited liability company.

“Finco Customer Agreement” means an agreement entered into by Borrower or a Subsidiary thereof and its customer, pursuant to which such customer agrees to purchase a PV System from the Borrower and incur Indebtedness from FinCo to pay the applicable purchase price of such PV System.

“Silevo” means Silevo, Inc., a Delaware corporation.

“Silevo Acquisition” means the acquisition of Silevo by Borrower on the Silevo Acquisition Date through a merger of Sunflower Acquisition Corporation into and with Silevo and the subsequent merger of Silevo with and into Sunflower in accordance with the Sunflower Merger Agreement.

“Silevo Acquisition Date” means the date that all of the property, rights, privileges, powers and franchises of Silevo shall vest in Sunflower as the final surviving entity and all debts, liabilities and duties of Silevo shall become the debts, liabilities and duties of Sunflower, as the final surviving entity, in each case in accordance with Section 2.4(b) of the Sunflower Merger Agreement.

“Solar Bonds Financing” means one or more Solar Bonds Issuances where (i) any indenture covering any such Indebtedness contains (x) a covenant that the holders of such indenture will not initiate the filing of an involuntary bankruptcy or similar proceeding against any Loan Party, and (y) a covenant that if there is a default or event of default under such financing, the holders of such indenture will exhaust all remedies with respect to the collateral securing such Solar Bond Issuances before proceeding against any Loan Party, (ii) all proceeds of any such Solar Bonds Financing received by Borrower will be subject to, and any Subsidiaries of the Borrower acquired or formed in connection with a Solar Bonds Financing have executed a joinder to, the Payment Direction Letter, and (iii) any security interest granted by such Indebtedness is granted only in the cash flows generated by PV Systems owned or financed by an Excluded Subsidiary or the equity interests of an Excluded Subsidiary.

“Solar Bonds Issuance” means Indebtedness of the Borrower issued pursuant to an indenture or indenture supplement for a given series of bonds pursuant to an effective registration statement on Form S-3 filed by the Borrower with the SEC.

“Solar Bonds Default Prohibited Result” means one of the following events with respect to a Solar Bonds Issuance for which an event of default (as defined in the applicable indenture(or supplement thereto) has occurred: (i) after remedies under the applicable indenture (or supplement thereto) have been exhausted, including a foreclosure on the assets securing such issuance (to the extent the indenture or any applicable supplement requires such remedies to be exhausted prior to recourse to Borrower), the Borrower fails to pay any outstanding amounts when due and payable (taking into account cure periods, if any) under such issuance, which by the terms of the

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Execution Version

applicable indenture (or supplement thereto) are required to be paid directly by Borrower, or (ii) the provisions in the applicable indenture (or supplement thereto) which limit the bondholders’ remedies against Borrower under such issuance are deemed unenforceable and Borrower fails to pay its outstanding liabilities with respect to such issuance when due and payable (taking into account cure periods, if any).

“Sunflower” means Sunflower Acquisition LLC, a Delaware limited liability company.

“Sunflower Acquisition Certificate” means an officer’s certificate executed by a Responsible Officer of Borrower and Sunflower certifying to, or attaching, as applicable, the following representations, warranties, and covenants:

(i)	certifying that the Silevo Acquisition is an acquisition of a line of business permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of this Agreement;

(ii)	certifying that no Event of Default exists or would exist after the Silevo Acquisition Date occurs and after giving effect to the Silevo Acquisition;

(iii)	attaching a true, correct and complete copy of the Sunflower Merger Agreement as in effect on the Silevo Acquisition Date and certifying that such agreement remains in full force and effect, that no modifications have been made to such agreement since the Amendment Effective Date except as provided to Administrative Agent in writing and reasonably approved by Administrative Agent, and that no Loan Party that is a party thereto is in default in the performance of, or compliance with, any provisions thereof;

(iv)	certifying that the Silevo Acquisition has been duly authorized by the board of directors (or equivalent) of the applicable Loan Party, where such authorization is required;

(v)	certifying that the Silevo Acquisition will be consummated on terms and conditions materially consistent (as determined by Administrative Agent, in its reasonable discretion) with the Sunflower Merger Agreement; and

(vi)	certifying that no Indebtedness (other than Indebtedness permitted under Section 7.02) will exist or be incurred as a result of the Silevo Acquisition, and no Liens that are not permitted under Section 7.01 will exist or be incurred as a result of the Acquisition.

“Sunflower Acquisition Corporation” means Sunflower Acquisition Corporation, a Delaware corporation.

“Sunflower Merger Agreement” means that certain Agreement and Plan of Merger, dated as of June 16, 2014 (including all exhibits and schedules thereto), by and among Borrower, Sunflower Acquisition Corporation, Sunflower, Silevo, Richard Lim, as security holder representative, and U.S. Bank National Association, as escrow agent.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Execution Version

Section 1.02 Amendments to Section 1.01. The following definitions in Section 1.01 are hereby amended and restated in their entirety to read as follows:

“Available Take-Out” means, as of a given date of determination, the aggregate of (i) each Tax Equity Investor’s Tax Equity Commitment less all amounts advanced by such Tax Equity Investor under such Tax Equity Commitment, and (ii) each lender’s Backlever Financing Commitment, less all amounts advanced by such lender under such Backlever Financing.

“Backlever Financing” means Indebtedness for borrowed money incurred by an Excluded Subsidiary where (i) such Indebtedness is made pursuant to an accounts receivable financing, a factoring facility or other similar financing; (ii) such Indebtedness is incurred only with respect to either (A) Projects financed under a Finco Customer Agreement or (B) Projects that have been Tranched; (iii) no Loan Party guaranties the payment of debt service for such Indebtedness; (iv) the Person providing the financing for such Indebtedness maintains no interest in, right or title to any Available Take-Out (other than a Backlever Financing); and (v) each of the Subsidiaries of Borrower acquired or formed in connection with such Backlever Financing has executed a joinder to the Payment Direction Letter.

“Eligible Take-Out” means the Available Take-Out except for the following, which shall be deemed ineligible:

(a) Available Take-Out provided by any Person (i) that has disputed its obligation to fund such Available Take-Out, (ii) that generally made statements that it is unable to satisfy its funding obligations, or (iii) for which any Person may have any claim, demand, or liability whether by action, suit, counterclaim or otherwise against such Available Take-Out;

(b) the Person providing such Available Take-Out is the subject of any action or proceeding of a type described in Section 8.01(f);

(c) the Available Take-Out is obtained from any facility other than (i) a Tax Equity Commitment under a Partnership Flip Structure, Sale-Leaseback Structure or Inverted Lease Structure, (ii) Backlever Financing, or (v) other financings acceptable to Administrative Agent and Required Lenders;

(d) Available Take-Out provided by a Person who has the right of offset with respect to any amounts owed to such Person by Borrower or its Subsidiaries; provided, that ineligibility shall be limited to the amount of such set-off;

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(e) Tax Equity Commitments or Backlever Financing Commitments expressly deemed ineligible by the Administrative Agent pursuant to Section 2.01(b)(ii) herein; and

(f) Any Available Take-Out with respect to which a default has occurred and is continuing under the documents governing the applicable Tax Equity Commitments or Backlever Financing Commitments.”

“Excluded Subsidiaries” means (i) any existing or future acquired or formed special purpose Subsidiary without employees in which Borrower holds a direct or indirect interest, established for the purpose of acquiring, leasing, operating, owning or financing energy systems and any SRECs, directly or indirectly, including but not limited to solar photovoltaic, battery storage, geothermal and other renewable energy technologies, in each case, whose (A) committed financing or equity contribution proceeds are included in the calculation of Available Take-Out, (B) Tax Equity Commitments or Backlever Financing Commitments as the case may be, have been fully deployed and which Tax Equity Commitments or Backlever Financing Commitments, as the case may be, are no longer included in the calculation Available Take-Out, (C) was acquired or formed solely as an obligor for a System Refinancing and which has no assets other than those being borrowed against or securing such System Refinancing or (D) was acquired or formed solely in connection with a Solar Bonds Financing and which has no assets other than those being borrowed against or securing such Solar Bonds Financing, (ii) any existing or future acquired or formed Immaterial Subsidiary, and (iii) any existing or future acquired or formed Subsidiary operating as a public utility, Load-Serving Entity, electric supplier, or political action committee.

“Host Customer Agreements” means the Power Purchase Agreements, Customer Lease Agreements and Finco Customer Agreements.

“Material Contract” means, (i) with respect to any Person, each contract or agreement (a) to which such Person is a party involving aggregate consideration payable to or by such Person of $10,000,000 or more or (b) otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person or (c) any other contract, agreement, permit or license, written or oral, of the Borrower and its Subsidiaries as to which the breach, nonperformance, cancellation or failure to renew by any party thereto, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (ii) with respect to Borrower and its Subsidiaries, each contract or agreement evidencing Tax Equity Commitments, Backlever Financing

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Execution Version

or Solar Bonds Financing to the extent any Available Take-Out exists with respect to such Tax Equity Commitment, Backlever Financing or Solar Bonds Financing.

“Payment Direction Letter” means one or more payment direction letters from each Excluded Subsidiary that is wholly-owned, directly or indirectly, by Borrower, which confirms that certain proceeds of Available Take-Out from Tax Equity Investors, certain cash flows from Host Customer Agreements and certain proceeds from Backlever Financing, System Refinancing and Solar Bonds Financing (all as more specifically described therein) received by such Excluded Subsidiary will be distributed directly to Borrower.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding, except such dividends or distributions made by an Excluded Subsidiary in the ordinary course of business pursuant to and as permitted by the terms of the Tax Equity Commitments, Backlever Financing, System Refinancing, or Solar Bond Financing (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Borrower or any other Loan Party, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earnout obligation, and (e) equity grants made in the ordinary course of business in connection with Borrower’s stock option plan.

Section 1.03 Amendments to Section 1.01. The introductory clause of the definition of “Permitted Acquisition” set forth in in Section 1.01 is hereby amended and restated in its entirety to read as follows:

“Permitted Acquisition” means (i) the Poppy Acquisition, (ii) Zep Acquisition (iii) the Silevo Acquisition, (iv) an Acquisition with a Cost of Acquisition of less than $500,000 by a Loan Party of a Target that meets the condition set forth in clauses (a), (g) and (h) below, (v) an Acquisition with a Cost of Acquisition of less than $5,000,000 but greater than or equal to $500,000, by a Loan Party of a Target that meets the conditions set forth in clauses (a), (c), (d)(i), (d)(v), (e), (f), (g) and (h) below, or (vi) an Acquisition with a Cost of Acquisition in excess of $5,000,000 by a Loan Party of a Target that meets all of the following conditions:

Section 1.04 Amendment to Section 2.01(b). Clause (ii) of Section 2.01(b) is hereby amended and restated in its entirety to read as follows:

(ii) Eligible Take-Out. During the Availability Period, within five (5) Business Days after the closing of a new Tax Equity Commitment or Backlever Financing Commitment, [***]. Counsel to the Administrative Agent shall review such documents and report its results to Administrative Agent. If based on such report or a field examination conducted in accordance with Section 6.10 Administrative Agent determines, after consulting with Borrower, that in its commercially reasonable judgment, the eligibility criteria for Eligible Take-Out are to be revised, the components of Eligible Take-Out shall be deemed revised accordingly and the Borrowing Base shall be calculated thereafter using such revised definition. If Borrower does not receive notice from Administrative Agent that any new Tax Equity Commitment or Backlever Financing Commitment is to be ineligible under this clause (b)(ii) within 60 days after the delivery of the applicable documents as set forth above, such Tax Equity Commitment or Backlever Financing Commitment, as the case may be, shall be deemed eligible subject to the then existing eligibility conditions set forth herein.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Execution Version

Section 1.05 Amendment to Section 4.01. Clause (i) of Section 4.01 is hereby amended and restated in its entirety to read as follows:

(i) Material Contracts. The Administrative Agent or its counsel shall have received true and complete copies, certified by an officer of the Borrower as true and complete, of all Material Contracts, together with all exhibits and schedules. [***]

Section 1.06 Amendment to Section 6.03. Clause (b) of Section 6.03 is hereby amended and restated in its entirety as follows:

(b) Promptly, but in any event within four (4) Business Days, notify the Administrative Agent and each Lender:

(i) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (x) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (y) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (z) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(ii) of the occurrence of any ERISA Event;

(iii) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

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Execution Version

(iv) the execution and delivery by the parties thereto of agreements evidencing new Tax Equity Commitments, Backlever Financing or Solar Bonds Financing obtained by Borrower or its Subsidiaries; or

(v) the occurrence of any default under agreements evidencing Tax Equity Commitments, Backlever Financing, System Refinancings or Solar Bonds Financing.”

Section 1.07 Amendment to Section 6.14. Clause (d) of Section 6.14 is hereby amended and restated in its entirety to read as follows:

(d) Account Control Agreements. Each of the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (a) deposit accounts that are maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (b) securities accounts that are maintained at all times with financial institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (c) deposit accounts established solely as payroll and other zero balance accounts and such accounts are held at Bank of America, (d) deposit accounts established solely for a Solar Bonds Issuance; provided, that, any loan proceeds of a Solar Bonds Issuance received by the Borrower shall be promptly directed to a deposit account or other account that complies with clauses (a) through (c) above as set forth in the Payment Direction Letter, (e) FBO accounts (“for the benefit of” accounts) established by the Borrower exclusively for the benefit of prospective participants in a Solar Bonds Issuance, the sole purpose of which is to hold such prospective participants’ funds in connection with their participation in such Solar Bonds Issuance, and (f) other deposit accounts, so long as at any time the balance in any such account does not exceed $10,000 and the aggregate balance in all such other deposit accounts does not exceed $100,000.”

Section 1.08 Amendments to Section 7.01.

(a) Clauses (j), (k), (l), and (r) of Section 7.01 are hereby amended and restated in their entirety to read as follows:

(j) Liens (i) securing Indebtedness permitted under Section 7.02(g) (Backlever Financing) on the property, assets (including collateral interests) and revenues of Excluded Subsidiaries and (ii) securing obligations of the Excluded Subsidiaries pursuant to the Tax Equity Documents, in each case so long as such Liens do not attach to the net proceeds of any Available Take-Out which are subject to the Payment Direction Letter;

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Execution Version

(k) Liens securing Indebtedness permitted under Section 7.02(i) (Vehicle and Computer System Financing) so long as such Liens attach only to the vehicles or computer systems financed thereby;

(l) Liens securing Indebtedness permitted under Section 7.02(k) (vendor financing) so long as such Liens attach only to the assets financed thereby;

(r) Liens on property, assets and revenues of Excluded Subsidiaries securing Indebtedness incurred under Section 7.02(n) (System Refinancing);

(b) Section 7.01 is hereby amended by renumbering clause (s) as clause (u), and inserting new clauses (s) and (t) which shall read as follows:

(s) Liens on the property, assets and revenues of Excluded Subsidiaries securing Indebtedness incurred under Section 7.02(q) (Solar Bonds Financing), which at the request of Administrative Agent shall be subject to an intercreditor agreement satisfactory to Agent in form and substance;

(t) (i) Liens securing Indebtedness of Silevo China Co., Ltd. permitted under Section 7.02(r), so long as such Liens attach solely to the assets of Silevo China Co., Ltd., and (ii) Liens granted by Silevo in favor of Solexel, Inc., so long as such liens only attach to silicon deposition equipment, including spare parts, consumables and components of Silevo; and

Section 1.09 Amendments to Section 7.02. Section 7.02 is hereby amended by deleting the “and” at the end of clause (p), renumbering clause (q) as clause (s), and inserting new clauses (q) and (r) which shall read as follows:

(q) Solar Bonds Financing so long as the aggregate outstanding principal amount of all such Solar Bonds Financing at no time exceeds $200,000,000;

(r) Indebtedness of Sunflower or its Subsidiaries outstanding as of the Silevo Acquisition Date and set forth on Schedule 7.02(r); and

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Execution Version

Section 1.10 Amendments to Section 7.03.

(a) Clause (c) of Section 7.03 is hereby amended and restated in its entirety to read as follows:

(c) (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) Investments by the Borrower and its Subsidiaries in Loan Parties, (iii) Investments by Excluded Subsidiaries in other Excluded Subsidiaries and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments (other than Investments made under clause 7.03(k) below) by the Loan Parties in Excluded Subsidiaries in an aggregate amount invested from the date hereof together with any Investments made under clause 7.03(i) below not to exceed $15,000,000;

(b) Clause (i) of Section 7.03 is hereby amended and restated in its entirety to read as follows:

(i) Investments in Excluded Subsidiaries (x) in accordance with the applicable Tax Equity Documents, Backlever Financing, System Refinancing or Solar Bonds Financing, as the case may be, in the ordinary course of business, (y) of PV Systems which are in operation as collateral to secure accounts receivable financing in which the net proceeds (after deduction of reasonable fees and expenses) is distributed to Borrower and (z) pursuant to any repurchase of assets permitted by Section 7.02(j);

(c) Section 7.03 is hereby amended by adding new clauses (l) and (m) at the end thereof, which shall read as follows:

(l) Investments made pursuant to Finco Customer Agreements; and

(m) (i) Investments in the form of loans or advances of operating expenses made to Silevo, Sunflower or Sunflower Acquisition Corporation made prior to the Silevo Acquisition Date, in the aggregate original principal amount not to exceed $10,000,000 and (ii) Investments made solely pursuant to any purchase obligations of Silevo China Co., Ltd. in favor of [***], with the aggregate principal amount of such obligation not to exceed $[***], subject to exchange rate fluctuations.

Section 1.11 Amendment to Section 7.04.

(a) Clause (b) of Section 7.04 is hereby amended and restated in its entirety to read as follows:

(b) any Excluded Subsidiary may (i) dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) as set forth in Section 7.05(e), (ii) so long as no Default or Event of Default exists or would result therefrom, merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it in connection with a System Refinancing, so long as the surviving

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Execution Version

entity is an Excluded Subsidiary or (iii) so long as no Default exists or would result therefrom, merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it in connection with a Tax Equity Commitment, Backlever Financing or Solar Bonds Financing, in each case so long as the Tax Equity Commitments Backlever Financings or Solar Bonds Financing of such Excluded Subsidiary are not included in the calculation of Available Take-Out and the exclusion of such Tax Equity Commitments, Backlever Financings or Solar Bonds Financing from the calculation of Available Take-Out does not result in a Borrowing Base Deficiency;

(b) Section 7.04 is hereby amended by adding a new clause (h) at the end thereof, which shall read as follows:

(h) the mergers in connection with the Silevo Acquisition as set forth in the Sunflower Merger Agreement, so long as (i) the Silevo Acquisition Date occurs no later than March 31, 2015, (ii) Administrative Agent shall have received the Silevo Acquisition Certificate prior to the Silevo Acquisition Date, (iii) within 5 Business Days after the consummation thereof, Administrative Agent shall have received a certificate of merger issued by the Secretary of State of the State of Delaware evidencing the merger pursuant to the Sunflower Merger Agreement, and (iv) Administrative Agent shall have received (as required to maintain the related representations and warranties as true and correct in all material respects) updated Schedules 5.10, 5.20(a), 5.21(b), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g)(i), 5.21(g)(ii), and 5.21(h), prepared as of the Silevo Acquisition Date and solely reflecting the additional information to be added to such schedules as a result of the Silevo Acquisition (such updated schedules shall automatically and immediately be deemed to supplement the schedules previously delivered to Administrative Agent and attached to and made part of this Agreement).

Section 1.12 Amendments to Section 7.05. Clauses (f), (g) and (h) of Section 7.05 are hereby amended and restated in their entirety to read as follows:

(f) other Dispositions so long as (i) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 7.14, (iii) unless otherwise contemplated herein, such transaction does not involve the sale or other disposition of Equity Interests in any Subsidiary, (iv) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section, and (v) the aggregate net book value of all of the assets sold or otherwise

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disposed of by the Loan Parties and their Subsidiaries in all such transactions in any fiscal year of the Borrower shall not exceed $3,000,000;

(g) Disposition of assets of an Excluded Subsidiary as a result of a foreclosure of a Permitted Lien in connection with a Backlever Financing, System Refinancing or Solar Bond Financing so long as such foreclosure does not result in a Borrowing Base Deficiency; and

(h) Dispositions made in the ordinary course of business in accordance with the applicable Tax Equity Documents, Backlever Financing documents, Solar Bonds Financing documents, and System Refinancing documents.

Section 1.13 Amendment to Section 7.06. Section 7.06(f) is hereby amended and restated in its entirety to read as follows:

(f) the Borrower may pay earnouts in connection with Permitted Acquisition; provided, that, at any time a Default exists or would exist immediately before or after giving pro forma effect to such payment (including any Default that occurs due to a breach of Section 7.11(b) which Unencumbered Liquidity shall be measured on the date of such earnout payment), then Borrower may only pay earnouts in Equity Interests of Borrower; provided, further, that, a Default set forth in Section 8.01(k) shall not be existing after giving effect to the payment of any such earnout in Equity Interests; and

Section 1.14 Amendment to Section 7.08. Section 7.08 is hereby amended and restated in its entirety to read as follows:

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by this Agreement, (d) normal and reasonable compensation (including grant of stock options in accordance with Borrower’s stock option plan) and reimbursement of expenses of officers and directors, (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on fair and reasonable terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm’s length transaction with a Person other than an officer, director or Affiliate, (f) transactions contemplated by the Tax Equity Documents, Backlever Financings, System Refinancings or Solar Bond Financing (g) transactions with Tesla Motors, Inc. with respect to the sharing of battery technologies and use of joint facilities for sales and marketing purpose, and (h) transactions approved by the board of directors of the Borrower or any

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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authorized committee thereof, provided that such approval shall have included a determination by the board of directors or such committee, as the case may be, that such transaction is fair to, and in the best interest of, the Borrower.”

Section 1.15 Amendments to Section 7.16.

(a) The first paragraph of Section 7.16 is hereby amended and restated in its entirety to read as follows:

Except with respect to Sections 7.01(s), 7.02(q), 7.06(b) and 7.09(a)(ii) which shall at all times be applicable to Borrower and each of its Subsidiaries, the covenants set forth in this Article VII shall in no way be applicable to the activities of the Excluded Subsidiaries required, contemplated or permitted under (i) the Tax Equity Documents, Backlever Financings, System Refinancings, or Solar Bonds Financings in effect on the Closing Date, (ii) the Tax Equity Documents, documents related to Backlever Financings, or Solar Bonds Financings executed after the Closing Date which are materially similar to the Tax Equity Documents and documents related to Backlever Financings, or Solar Bonds Financings in effect on the Closing Date or otherwise approved in accordance with Section 2.01(b)(ii), and (iii) all other Tax Equity Documents, Backlever Financings, System Refinancings, or Solar Bonds Financings to the extent the obligations of Borrower and its Subsidiaries thereunder (x) do not materially impair the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, (y) could be reasonable expected to result in a Material Adverse Effect or (z) do not restrict the ability of any Excluded Subsidiary to perform its obligations under the Payment Direction Letter; provided, however, under no circumstance shall a Subsidiary incur a Lien on the assets or equity of any Loan Party.

Section 1.16 Amendment to Section 7.17. Section 7.17 is hereby amended and restated in its entirety to read as follows:

Section 7.17 Prepayment of Notes/Solar Bond Financings.

Voluntarily prepay, redeem, purchase, defease or otherwise voluntarily satisfy in any manner (including by the exercise of any right of setoff) the obligations owed (but, for avoidance of doubt, excluding regularly scheduled interest payments due in the ordinary course) under (a) the Notes, or (b) the Solar Bonds Financings at any time prior to six months after the passing of the Maturity Date, except in the event of a refinancing or due to one or more of the following forced redemption events with respect to Solar Bonds Financings: (i) cancellation of a bond purchase by a

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Execution Version

bondholder under an applicable federal or state law or regulation, such as the Federal Reserve Board’s Regulation E, (ii) a bondholder is determined to be an ineligible purchaser (either by federal or state law or regulation or under the terms of the Solar Bonds Issuance), (iii) a purchase by a bondholder is determined to be ineligible or fraudulent (either by federal or state law or regulation or under the terms of the Solar Bonds Issuance), or (iv) a specific bond purchase is likely to result in material adverse legal, tax or regulatory consequences to Borrower.

Section 1.17 Amendment to Section 8.01(e). Section 8.01(e) is hereby amended and restated in its entirety to read as follows:

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder, Indebtedness under a Solar Bonds Financing and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, in each case having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 or any other event occurs, in each case of the foregoing (A) and (B), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or (ii) a Solar Bonds Default Prohibited Result occurs; or

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Execution Version

Section 1.18 Amendment to Schedules. The Schedules to the Credit Agreement are hereby amended by adding a new Schedule 7.02(r) set forth as Annex I attached hereto.

ARTICLE II.

CONDITIONS TO EFFECTIVENESS

Section 2.01 Conditions to Effectiveness. This Amendment shall become effective as of the Amendment Effective Date upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a) Administrative Agent shall have received a copy of this Amendment duly executed by Borrower, the Required Lenders and Administrative Agent.

(b) No Default or Event of Default shall exist.

(c) Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of Borrower.

(d) The Administrative Agent shall have received from Borrower, for the account of each Lender that executes and delivers a signature page hereto to the Administrative Agent on or before 3:00 pm (Pacific time) on July 11, 2014 (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”, an amendment fee in an amount equal to ten (10) basis points on the aggregate Revolving Commitments of such Consenting Lender (prior to giving effect to this Amendment).

ARTICLE III.

POST AMENDMENT EFFECTIVE DATE COVENANTS

Section 3.01 Post-Amendment Effective Date Conditions.

(a) No later than August 7, 2014, the Administrative Agent shall have received an opinion of counsel for the Borrower, addressed to the Administrative Agent and the Lenders, that the Finco Customer Agreement conforms with material consumer compliance federal and [***] laws, which opinion shall be in form and substance reasonably satisfactory to Administrative Agent.

(b) Within 75 days after the Amendment Effective Date, Borrower will enter into a contractual agreement providing a Lien in the Finco Customer Agreements (as defined in Credit Agreement, as amended by this Amendment) to the Administrative Agent for the benefit of the Lenders.

(c) On or before the execution of each indenture for a Solar Bonds Financing (as defined in the Credit Agreement, as amended by this Amendment), the Administrative Agent shall have received (x) an updated Payment Direction Letter (in form and substance satisfactory to Administrative Agent) executed by Borrower and each of its Subsidiaries, and (y) an intercreditor agreement that governs the intercreditor relationship for the Solar Bonds Issuances governed by such indenture, signed by the indenture trustee with respect to such Solar Bonds Financing (in form and substance satisfactory to Administrative Agent).

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Execution Version

(d) Notwithstanding anything contrary in the Credit Agreement, within 30 days after the Silevo Acquisition Date (as defined in the Credit Agreement, as amended by this Amendment), Borrower and Sunflower (as defined in the Credit Agreement, as amended by this Amendment) shall have complied with each of the covenants set forth in Sections 6.13 and Sections 6.14 of the Credit Agreement (the failure to perform or adhere to such covenants within the prescribed time period shall result in a Default under the Credit Agreement).

ARTICLE IV.

MISCELLANEOUS

Section 4.01 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

Section 4.02 Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, other than those which have been duly obtained.

(d) Immediately before and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e) After giving effect to this Amendment, the Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(f) The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

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Execution Version

Section 4.03 Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

Section 4.04 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

Section 4.05 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

Section 4.06 Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

Section 4.07 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

Section 4.08 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

Section 4.09 No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

Section 4.10 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.12 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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Execution Version

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	SOLARCITY CORPORATION,
a Delaware corporation

	By:	/s/ Robert Kelly
	Name:	Robert Kelly
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
in its capacity as Administrative Agent

	By:	/s/ Dora Brown
	Name:	Dora Brown
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as Lender, L/C Issuer and Swingline Lender

	By:	/s/ Elizabeth Gaynor
	Name:	Elizabeth Gaynor
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

	By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory

	By:	/s/ Nupor Kumar
	Name:	Nupor Kumar
	Title:	Authorized Signatory

SILICON VALLEY BANK,
as a Lender

	By:	/s/ Mona Maitra
	Name:	Mona Maitra
	Title:	Vice President

BRIDGE BANK, NATIONAL ASSOCIATION
as a Lender

	By:	/s/ Randall Lee
	Name:	Randall Lee
	Title:	AVP – Relationship Manager

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (REVOLVING LOAN)

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Execution Version

ONEWEST BANK, FSB
as a Lender

By:	/s/ Michael MacDonald
Name:	Michael MacDonald
Title:	Executive Vice President

AMERICAN SAVINGS BANK, F.S.B.,
a federal savings bank,
as a Lender

By:	/s/ Kyle J. Shelly
Name:	Kyle J. Shelly
Title:	Vice President

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (REVOLVING LOAN)

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Execution Version

Schedule 7.02(r)

Indebtedness of Silevo or its Subsidiaries

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